                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934





      Date of Report (Date of earliest event reported): SEPTEMBER 18, 2003





                         NORTHERN BORDER PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)





          DELAWARE                  1-12202                     93-1120873
(State or other jurisdiction      (Commission                (I.R.S. Employer
     of incorporation)            File Number)              Identification No.)



           13710 FNB PARKWAY                                     68154-5200
            OMAHA, NEBRASKA                                      (Zip Code)
(Address of principal executive offices)




                                 (402) 492-7300
              (Registrant's telephone number, including area code)
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ITEM 5. OTHER EVENTS AND REGULATION FD

            Northern Plains Natural Gas Company ("Northern Plains") and Pan Border Gas Company ("Pan Border"), subsidiaries of Enron Corp. ("Enron"), are two of the general partners of Northern Border Partners, L.P. Also, NBP Services Corporation ("NBP Services"), a subsidiary of Enron, provides administrative and operating services to Northern Border Partners, L.P. and its subsidiaries. On June 25, 2003, Enron announced the organization of CrossCountry Energy Corp., a newly formed holding company that will hold, among other things, Enron's ownership interests in Northern Plains, Pan Border and NBP Services. Enron also announced it had filed a motion with the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") to approve the proposed transfer of those ownership interests to CrossCountry Energy Corp. The Bankruptcy Court has not issued an order on this motion.

            On September 18, 2003, Enron announced that Enron and its debtor-in-possession subsidiaries (collectively with Enron, the "Debtors") filed their proposed amended joint Chapter 11 plan (the "Plan") and related disclosure statement (the "Disclosure Statement") with the Bankruptcy Court which amended the Plan and Disclosure Statement previously filed with the Bankruptcy Court on July 11, 2003. Financial projections for three going-forward businesses, including CrossCountry Energy Corp., are included in the Plan. Also, under the Plan, it is anticipated that, if CrossCountry Energy Corp. is not sold to a third party, as permitted by the Plan, shares of CrossCountry Energy Corp. would be distributed directly or indirectly to creditors of the Debtors. Enron reported that the Plan and Disclosure Statement are available at Enron's website located at http://www.enron.com/corp/pressroom/releases/2003/ene/091803rel.html.

            At this time, we are unable to predict the outcome of the Bankruptcy Court's ruling on Enron's motion or whether Enron's Plan will be approved.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Northern Border Partners, L.P.
                                       (A Delaware Limited Partnership)



Dated:  September 18, 2003             By:  Jerry L. Peters
                                          --------------------------------------
                                            Jerry L. Peters
                                            Chief Financial & Accounting Officer